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                                                                EXHIBIT NO. 21.1

                      SUBSIDIARIES OF PRIMARK CORPORATION

     Primark Corporation owns all of the issued and outstanding common stock of Primark Holding Corporation, and Triad International Maintenance Corporation both of which are Delaware corporations, and Primark Storage Leasing Corporation, a Michigan corporation.

     Primark Holding Corporation owns all of the issued and outstanding common stock of:

     - TASC, Inc., a Massachusetts corporation, which owns all of the issued and outstanding common stock of:

        - WSI Corporation, a Massachusetts corporation; and

        - TASC Services Corporation, a Delaware corporation.

     - Primark Information Services U.K. Limited (U.K.) which owns all the common stock of:

        - The Analytic Sciences Corporation Limited (U.K.) which owns all of the issued and outstanding common stock of The Weather Department Limited (U.K.) and The Computer Department Limited (United Kingdom);

        - Datastream Group (U.K.);

        - Datastream Pension Trustees Limited (U.K.);

        - Datastream Investment Management Services Limited (U.K.);

        - Datastream International Limited (U.K.) which owns all the common stock of Datastream International B.V. (the Netherlands);

        - I/B/E/S (U.K.) LTD; and

        - Disclosure LTD (England).

     - Datastream International (France) S.A. which owns all of the common stock of Primark France S.A.

     - Datastream International (Switzerland) Limited

     - Datastream International GmbH (Germany)

     - Datastream International (Hong Kong) Limited which owns all of the common stock of Primark Hong Kong Limited

     - Datastream International Inc. (Delaware)

     - Datastream International (Japan) K.K.

     - Datastream International (Australia) Pty. Limited which owns all of the common stock of ACN 3802444 Pty. Limited

     - Datastream International (D.C.), Inc.

     - Datastream International (Canada) Ltd.

     - Datastream International (Italy) Srl

     - Datastream International (Sweden) Aktiebolag

     - Datastream International (South Africa) Proprietary Limited

     - Datastream International (Korea) Limited

     - Vestek Systems, Inc., a California corporation
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     - Disclosure Incorporated (Delaware) which owns all the issued and outstanding stock of:

        - Disclosure International, Inc. (Delaware) which owns a 50% interest in:

           - Worldscope/Disclosure Partners (Connecticut); and

           - Worldscope/Disclosure Incorporated LLC (Connecticut) which owns all of the issued and outstanding stock of Worldscope/Disclosure Incorporated (India) Pty. Ltd.

           - Worldscope/Disclosure International Partners (Ireland)

        - Disclosure Information Services, Inc. (Delaware)

     - I/B/E/S International, Inc. (Delaware) which owns all the issued and outstanding stock of:

        - I/B/E/S Inc. (Delaware)

        - I/B/E/S (Japan) K.K.

     - Disclosure GmbH (Germany)